UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 3, 1999


                          GLOBAL MED TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


             Colorado                0-22083                  84-1116894
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    (State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
       of incorporation)                                 Identification No.)


             12600 West Colfax, Suite C-420, Lakewood, CO   80215
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              (Address of principal executive offices)    (Zip Code)


                                 (303) 238-2000
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              (Registrant's telephone number, including area code)



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Item 4.  Changes In Registrant's Independent Accountants

On September 3, 1999, KPMG LLP was dismissed as the independent accountants for Global Med Technologies, Inc. (the "Company"). KPMG LLP acted as the independent accountants for the Company for the year ended December 31, 1998. KPMG LLP was appointed on October 2, 1998 as independent accountants for the Company as reported in the Current Report on Form 8-K dated October 5, 1998. For the year ended December 31, 1997, the independent accountants for the Company were Ernst & Young LLP. Ernst & Young LLP declined to stand for re-election for the year ended December 31, 1998, as reported in the Current Report on Form 8-K dated June 19, 1998, as filed on June 25, 1998.

Neither of the reports on the Company's financial statements for the two years in the period ended December 31, 1998 contained an adverse opinion or disclaimer of opinion, and neither was modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Company's Board of Directors.

During the Company's two most recent fiscal years and subsequent interim period up to the date of the change in independent accountants, there were no disagreements with the independent accountants on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, not resolved to the satisfaction of the independent accountants, would have caused the independent accountants to make a reference to the subject matter of the disagreement(s) in connection with their reports.


Item 7.  Financial Statements and Exhibits.

Exhibit 16     Letter from KPMG LLP


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 3, 1999                     Global Med Technologies, Inc.


                                             By: /s/ Michael I. Ruxin
                                                --------------------------------
                                                 Michael I. Ruxin,
                                                 Chief Executive Officer




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